Registration No. 33-58149
                                         Filed pursuant to Rule 424(b)(3)
                                         Supplement to prospectus dated 4-28-95
                                         Dates of Previous supplements  5-01-95
                                                                        6-01-95
                                                                        7-01-95
                                                                        8-01-95
                                                                        9-01-95
                                                                       10-01-95
                                                                       11-01-95
                           HORRIGAN AMERICAN, INC.


                       Supplement dated December 1, 1995
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                       to Prospectus dated April 28, 1995.


         The rates of interest on 1995 Series 8, A, B and C Certificates issued from December 1, 1995 through December 31, 1995 will be as follows:
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               Series 8               8 years               NOT AVAILABLE
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               Series A               4 years               NOT AVAILABLE
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               Series B              30 months              6.60%
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               Series C               1 year                6.30%
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         The rate of interest payable from December 1, 1995 through
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    December 31, 1995 on the Passbook Series Certificate is 4.00%.
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